D-Wave Quantum Featured in The Wall Street Journal

PALO ALTO, Calif. – May 29, 2024 -- D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the “Company”), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced that it has been featured in a Wall Street Journal article on quantum computing, which highlighted its technology’s strengths in tackling real-world optimization problems.

The article, titled “Quantum Computing Gets Real: It Could Even Shorten Your Airport Connection,” showcases how recent technological advances are enabling businesses and researchers to explore quantum computing for practical use cases. It specifically notes how D-Wave customers have used its annealing quantum computing technology to address optimization problems including grocery store driver delivery scheduling, cross-country promotional tour routing, and cargo-handling at one of the United States’ busiest ports. The article also highlights recent research from D-Wave, citing it as an example of a computational supremacy claim that, according to a source interviewed for the article, is “actually the strongest” of all the computational supremacy claims so far.

The story comes as D-Wave continues to be a leader in the commercialization of quantum computing. D-Wave’s Advantage™ quantum computer, currently the world’s largest quantum computer (5,000+ qubits), and its Leap™ real-time quantum cloud service are in market today, helping customers accelerate the adoption and deployment of quantum and hybrid-quantum applications. D-Wave has already taken a customer’s commercial application into production, meaning its systems are used to facilitate its customers’ daily operations. D-Wave is also the only company commercially offering annealing quantum computing, which is uniquely suited to solve optimization problems, challenges that are pervasive within commercial enterprises.

“This acknowledgment by The Wall Street Journal of quantum’s growing relevance and importance reflects what we’re seeing with our customers — a steadily increasing appetite and enthusiasm to harness the power of quantum to solve their most computationally complex problems,” said Dr. Alan Baratz, CEO of D-Wave. “We believe there is no other company right now in the world delivering the same level of commercial-grade, production-ready quantum technology as D-Wave. It’s an incredibly important moment for the industry, and this recognition of D-Wave’s leadership is gratifying.”

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services, and is the world’s first commercial supplier of quantum computers—and the only company building both annealing quantum computers and gate-model quantum computers. Our mission is to unlock the power of quantum computing today to benefit business and society. We do this by delivering customer value with practical quantum applications for problems as diverse as logistics, artificial intelligence, materials sciences, drug discovery, scheduling, cybersecurity, fault detection, and financial modeling. D-Wave’s technology has been used by some of the world’s most advanced organizations including Mastercard, Deloitte, Davidson Technologies, ArcelorMittal, Siemens Healthineers, Unisys, NEC Corporation, Pattison Food Group Ltd., DENSO, Lockheed Martin, Forschungszentrum Jülich, University of Southern California, and Los Alamos National Laboratory.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
D-Wave
Alex Daigle
media@dwavesys.com